Exhibit 99.1

China Shengda Packaging Group Reports Second Quarter 2013 Results

HANGZHOU, China, Aug. 14, 2013 /PRNewswire-FirstCall/ -- China Shengda Packaging Group Inc. (NASDAQ: CPGI) (the "Company"), a leading Chinese paper packaging company, today reported its second quarter financial results for the three months ended June 30, 2013.

Mr. Daliang Teng, Chief Executive Officer of China Shengda Packaging Group commented, "Our revenues for the three months ended June 30, 2013 declined to $33.5 million from $36.7 million for the same period of last year, mainly due to the decline in paper cartons sales volume and partially offset by $0.7 million in revenues from the newly completed paper mill which went into production on June 17, 2013. The decline in paper cartons sales volume was mainly a result of continued challenges in light of China's slowing GDP growth trend. Looking ahead, we expect our continued ramp-up of the paper mill to contribute meaningfully to our revenues and to partially offset the weakness in our packaging business."

Second Quarter 2013 Financial Highlights:

  Revenues decreased by 8.6% year-over-year to $33.5 million for the second quarter of 2013 with revenues for paper cartons and other paper products decreasing 10.4% to $32.8 million and revenues for raw paper contributing $0.7 million. The decline in revenues from paper cartons and other paper products are mainly due to lower sales volume.

  Gross profit decreased by 17.5% to $4.8 million for the second quarter of 2013 from $5.9 million for the same period of 2012. Gross margin decreased by 155 basis points to 14.4% for the second quarter of 2013.

  Net income attributable to the Company's stockholders decreased by $0.9 million, or 54.2%, to $0.8 million for the second quarter of 2013 from $1.7 million for the same period of last year.

  Basic and diluted earnings per share were $0.02 for the second quarter of 2013, as compared to $0.04 for the same period of last year.

	Three Months	Three Months
	Ended	Ended
Sales Analysis (Millions)	June 30, 2013	June 30, 2012
Revenues - Paper Cartons (millions)	$32.8	$36.7
Revenues - Raw Paper (millions)	$0.7	NA
Color Cartons (% of paper cartons revenues)	29.1%	30.3%
Flexo Cartons (% of paper cartons revenues)	70.9%	69.7%

Paper Cartons Sales Volume (M sq meters)	82.9	91.9
Raw paper Sales Volume ('000 tons)	1.9	NA

Color Cartons (avg price per sq meter)	$0.39	$0.41
Flexo Cartons (avg price per sq meter)	$0.40	$0.39
Raw Paper (avg price per ton)	$356	NA

	Second Quarter	Second Quarter
	Ended	Ended
Summary Results (Millions)	June 30, 2013	June 30, 2012
Revenues	$33.5	$36.7
Gross Profit	$4.8	$5.9
Gross Margin (%)	14.4%	16.0%
Operating Expenses	$4.0	$3.9
Operating Income	$0.8	$1.9
Operating Margin (%)	2.4%	5.3%
Net Income attributable to the Company's stockholders	$0.8	$1.7
EPS Basic & Diluted	$0.02	$0.04
Wtd Avg Shares Outstanding (millions)	38.8	38.8

Second Quarter 2013 Results

Total revenues for the second quarter of 2013 decreased by $3.2 million, or 8.6%, to $33.5 million from $36.7 million for the same period of 2012. Revenues of paper cartons and other paper products decreased by $3.9 million, or 10.4%, to $32.8 million for the second quarter of 2013 from $36.7 million for the same period of last year. Our paper mill went into production in June 2013 and contributed $0.7 million, or 2.0% of total revenues, with sales volume of 1,900 tons. The decrease in revenues of paper cartons was mainly because continued challenges in domestic and foreign economic environment drove sales volume of paper cartons to decrease by 9.9% to 82.9 million square meters for the second quarter of 2013 from 91.9 million square meters for the same period of last year. The average sales price of paper cartons was $0.40 per square meter for the second quarter of 2013, essentially unchanged from the same period of last year. Average sales price of raw paper was $356 per ton for the second quarter of 2013.

Color cartons and flexo cartons accounted for 29.1% and 70.9% of revenues of paper cartons for the second quarter of 2013, compared to 30.3% and 69.7%, respectively, for the same period of 2012. Average sales prices per square meter for color cartons and flexo cartons were $0.39 and $0.40, respectively, for the second quarter of 2013, as compared to $0.41 and $0.39, respectively, for the same period of 2012.

Consumer and industrial goods manufacturing sectors remained the Company's principal markets. Major customers remained home appliances & electronics manufacturers, and food, beverage & cigarette manufacturers in the Yangtze River Delta Region, which accounted for 25.0% and 24.7%, respectively, of revenues for the second quarter of 2013, as compared to 25.7% and 32.1%, respectively, for the same period of 2012.

Gross profit decreased by $1.1 million, or 17.5%, to $4.8 million for the second quarter of 2013, from $5.9 million for the same period of 2012. The decrease in gross profit was mainly due to decline in paper cartons sales volume and negative gross profit of ($0.7) million for raw paper. Gross margin decreased by 155 basis points to 14.4% for the second quarter of 2013 from 16.0% for the same period of 2012.

Selling expenses decreased by approximately $0.2 million, or 19.1%, to $1.1 million for the second quarter of 2013, from $1.3 million for the same period of 2012. The decrease was mainly related to decrease in freight expenses and staff cost. As a percentage of revenues, selling expenses for the second quarter of 2013 decreased to 3.2% from 3.6% for the same period of 2012.

General and administrative expenses increased by $ 0.4 million, or 14.6%, to $3.0 million for the second quarter of 2013, from $2.6 million for the same period of 2012. This increase was mainly from the operation of the paper mill of Jiangsu Shuangsheng Paper Technology Development Co., Ltd. ("Shuangsheng") in 2013. As a percentage of revenues, general and administrative expenses for the second quarter of 2013 increased to 8.9% from 7.1% for the same period of 2012.

Income tax expense decreased to $0.2 million for the second quarter of 2013, as compared to $0.4 million for the same period of 2012. The decrease in income tax expense was mainly attributable to the decrease in income before income tax expense and non controlling interest.

Net income attributable to the Company's stockholders decreased by $0.9 million, or 54.2%, to approximately $0.8 million for the second quarter of 2013 from $1.7 million for the same period of 2012. Basic and diluted earnings per share were $0.02 for the second quarter of 2013, as compared to $0.04 for the same period of 2012.

Six Months Ended June 30, 2013 Results

	Six Months	Six Months
	Ended	Ended
Sales Analysis (Millions)	June 30, 2013	June 30, 2012
Revenues - Paper Cartons (millions)	$59.9	$65.1
Revenues - Raw Paper (millions)	$0.7	NA
Color Cartons (% of paper cartons revenues)	28.7%	28.9%
Flexo Cartons (% of paper cartons revenues)	71.3%	71.1%

Paper Cartons Sales Volume (M sq meters)	152.1	164.5
Raw paper Sales Volume ('000 tons)	1.9	NA
Color Cartons (avg price per sq meter)	$0.40	$0.42
Flexo Cartons (avg price per sq meter)	$0.39	$0.39
Raw Paper (avg price per ton)	$356	NA

	Six Months	Six Months
	Ended	Ended
Summary Results (Millions)	June 30, 2013	June 30, 2012
Revenues	$60.6	$65.1
Gross Profit	$10.1	$11.3
Gross Margin (%)	16.7%	17.4%
Operating Expenses	$8.0	$7.5
Operating Income	$2.1	$3.8
Operating Margin (%)	3.4%	5.9%
Net Income attributable to stockholders	$1.6	$3.2
EPS Basic & Diluted	$0.04	$0.08
Wtd Avg Shares Outstanding (millions)	38.8	38.8

Total revenues for the six months ended June 30, 2013 decreased by $4.5 million, or 7.0%, to $60.6 million from $65.1 million for the same period of 2012. Revenues of paper cartons and other paper products decreased by $5.2 million, or 8.0%, to $59.9 million for the six months ended June 30, 2013 from $65.1 million for the same period of last year. Our paper mill went into production in June 2013 and contributed $0.7 million, or 1.1% of total revenues for the six months ended June 30, 2013. The decrease in revenues of paper cartons was mainly because continued challenges in domestic and foreign economic environment drove sales volume of paper cartons to decrease by 7.5% to 152.1 million square meters for the six months ended June 30, 2013 from 164.5 million square meters for the same period of last year. The average sales price of paper cartons was $0.39 per square meter for the six months ended June 30, 2013, which was approximately the same as in the same period of 2012. Average sales price of raw paper was $356 per ton for the six months ended June 30, 2013.

Color cartons and flexo cartons accounted for 28.7% and 71.3% of revenues of paper cartons, respectively, for the six months ended June 30, 2013, as compared to 28.9% and 71.1%, respectively, for the same period of 2012. Average sales prices per square meter for color cartons and flexo cartons were $0.40 and $0.39, respectively, for the six months ended June 30, 2013, as compared to $0.42 and $0.39, respectively, for the same period of 2012.

Consumer and industrial goods manufacturing sectors remained the Company's principal markets. Major customers remained home appliances & electronics manufacturers, and food, beverage & cigarette manufacturers in the Yangtze River Delta Region, which accounted for 26.5% and 27.0%, respectively, of revenues for the six months ended June 30, 2013, as compared to 27.3% and 31.0% respectively, for the same period of 2012.

Gross profit decreased by $1.2 million, or 10.6%, to $10.1 million for the six months ended June 30, 2013, from $11.3 million for the same period of 2012. The decrease in gross profit was mainly due to decline in paper cartons sales volume and negative gross profit of ($0.7) million for raw paper. Gross margin dropped by 67 basis points to 16.7% for the six months ended June 30, 2013 from 17.4% for the same period of 2012.

Selling expenses decreased by approximately $0.4 million, or 13.6%, to $2.2 million for the six months ended June 30, 2013, from $2.6 million for the same period of 2012. The decrease was mainly related to decrease in freight expenses and staff cost. As a percentage of revenues, selling expenses for the six months ended June 30, 2013 decreased to 3.7% from 4.0% for the same period of 2012.

General and administrative expenses increased by $ 0.9 million, or 18.1%, to $5.8 million for the six months ended June 30, 2013, from $4.9 million for the same period of 2012. This increase was mainly from the operation of Shuangsheng in 2013. As a percentage of revenues, general and administrative expenses for the six months ended June 30, 2013 increased to 9.6% from 7.5% for the same period of 2012.

Income tax expense decreased to $0.5 million for the six months ended June 30, 2013 from $0.7 million for the same period of 2012. The decrease in income tax expense was mainly attributable to the decrease in income before income tax expense and non controlling interest.

Net income attributable to the Company's common stockholders decreased by $1.6 million, or 49.0%, to $1.6 million for the six months ended June 30, 2013, from $3.2 million for the same period of 2012. Basic and diluted earnings per share were $0.04 for the six months ended June 30, 2013, as compared to $0.08 for the same period of 2012.

Financial Condition

As of June 30, 2013, the Company had cash and cash equivalents of $7.3 million and restricted cash of $19.3 million. Shareholders' equity was $108.7 million, compared to $105.0 million at December 31, 2012. Net cash used in operating activities was $4.8 million for the six months ended June 30, 2013, as compared to $8.6 million net cash provided by operating activities for the same period of 2012. This was attributable to net income of $1.6 million, adjusted by depreciation and amortization expenses of $2.5 million, and a net decrease in cash from working capital items of $8.9 million. Net cash used in investing activities was $3.3 million for the six months ended June 30, 2013, as compared to $11.7 million for the same period of 2012. The $3.3 million was used for purchases of property, plant and equipment and prepayment for construction, primarily related to machinery purchases and plant construction of our paper mill which was completed in June 2013. Net cash provided by financing activities was $3.2 million for the six months ended June 30, 2013, as compared to $2.0 million net cash used in financing activities for the same period of 2012. During the second quarter of 2013, we received loan proceeds amounting to $3.2 million.

Recent Development

On June 17, 2013, Shuangsheng completed the construction of the paper mill and officially commenced the production of raw paper. The paper mill is located in Sheyang County, Jiangsu Province with an annual raw paper production capacity of 150,000 tons.

About China Shengda Packaging Group Inc.

China Shengda Packaging Group Inc. is a leading paper packaging company in China. It is principally engaged in design, manufacturing and sale of flexo-printed and color-printed corrugated paper cartons in a variety of sizes and strengths. It also manufactures raw paper and corrugated paperboards, which are used for the production of flexo-printed and color-printed cartons. The Company provides paper packaging solutions to a wide variety of industries, including food, beverage, cigarette, household appliance, consumer electronics, pharmaceuticals, chemicals, machinery and other consumer and industrial sectors in China.

Safe Harbor Statements

This press release may contain forward-looking statements. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the Company's ability to develop and market new products, the ability to reach full production capacity of the new paper mill, the ability to access capital for expansion and continued investment in R&D, the ability to acquire other companies, changes from anticipated levels of sales, changes in national or regional economic and competitive conditions, changes in relationships with customers, changes in profit margins of principal product and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

China Shengda Packaging Group Inc.
Cindy Hu, Board Secretary
Tel: +86-571 8283 8770
E-mail: cindy.hu@cnpti.com
Website: http://www.cnpti.com/

Investor Relations Contact:
Weitian Group LLC
Tina Xiao
Tel: +1-917-609-0333
Email: tina.xiao@weitian-ir.com
Website: http://www.weitian-ir.com/

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in US$)

	June 30,	December 31,
ASSETS	2013	2012
Current assets	(Unaudited)
Cash and cash equivalents	$7,266,116	$11,903,937
Restricted cash	19,287,330	22,615,099
Accounts and notes receivable, net	32,771,597	33,203,457
Inventories	20,841,422	15,543,213
Prepayments and other receivables	2,618,930	955,953
Deductible value added tax payable	3,018,636	-
Amount due from related parties	229,397	207,112
Total current assets	86,033,428	84,428,771
Non-current assets
Property, plant and equipment, net	68,658,053	70,184,832
Land use right	11,980,946	11,881,160
Customer relationships, net	19,056	74,766
Deferred tax assets	700,416	403,121
Goodwill	179,368	175,941
Total assets	$167,571,267	$167,148,591
LIABILITIES AND EQUITY
Current liabilities
Accounts and notes payable	$36,828,587	$45,246,615
Amounts due to related party	532,850	269,505
Accrued expenses and other payables	4,289,846	2,310,270
Taxes payable	1,049,973	1,360,386
Short-term loans	6,735,879	3,500,000
Current portion of long-term borrowing	9,000,000	4,500,000
Total current liabilities	58,437,135	57,186,776
Non-current liabilities
Long-term loans	-	4,500,000
Deferred tax liabilities	4,764	18,691
Total liabilities	58,441,899	61,705,467
Commitment and contingencies
Equity
Stockholders' equity
Common stock (US$0.001 par value, 190,000,000 shares authorized, 39,456,311 shares issued both at June 30, 2013 and December 31, 2012, 38,790,811 outstanding both at June 30,2013 and December 31, 2012)	39,456	39,456
Treasury stock (665,500 shares both at June 30,2013 and December 31, 2012)	(729,444)	(729,444)
Additional paid-in capital	43,765,243	43,765,243
Appropriated retained earnings	6,997,530	6,997,530
Unappropriated retained earnings	47, 489,777	45,859,324
Accumulated other comprehensive income	11,186,501	9,101,639
Total equity for stockholders of China Shengda Packaging	108,749,063	105,033,748
Noncontrolling interest	380,305	409,376
Total equity	109,129,368	105,443,124
Total liabilities and equity	$167,571,267	$167,148,591

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Amounts in US$)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$33,488,279	$36,654,052	$60,580,249	$65,117,848
Cost of goods sold	28,654,719	30,795,625	50,464,448	53,807,822
Gross profit	4,833,560	5,858,427	10,115,801	11,310,026
Operating expenses
Selling expenses	1,068,130	1,320,933	2,229,917	2,581,724
General and administrative expenses	2,976,096	2,597,650	5,796,187	4,906,298
	4,044,226	3,918,583	8,026,104	7,488,022
Other income (expenses)
Interest income	118,124	102,858	204,548	180,196
Interest expense	(186,519)	(169,805)	(314,221)	(372,063)
Subsidy income	226,870	155,635	323,574	217,405
Other	37,938	(10,395)	37,938	24,020
	196,413	78,293	251,839	49,558
Non-operating expense
Non-operating expense	(30,717)	-	(196,805)	-
	(30,717)	-	(196,805)	-
Income before income tax expense and noncontrolling interest	955,030	2,018,137	2,144,731	3,871,562
Income tax expense	220,904	365,517	543,056	679,516
Net income	734,126	1,652,620	1,601,675	3,192,046
Less: net loss attributable to noncontrolling interest	22,915	1,853	28,778	3,192
Net income attributable to company's common stockholders	$757,041	$1,654,473	$1,630,453	$3,195,238
Basic and diluted earnings per share	$0.02	$0.04	$0.04	$0.08
Weighted-average number of shares outstanding - basic and diluted	38,790,811	38,790,811	38,790,811	38,790,811
Comprehensive income:
Net income	734,126	1,652,620	1,601,675	3,192,046
Foreign currency translation adjustment	1,498,622	50,964	2,084,569	713,337
Comprehensive income	2,232,748	1,703,584	3,686,244	3,905,383
Less: comprehensive loss attributable to noncontrolling interest	23,198	3,374	29,071	3,395
	$2,255,946	$1,706,958	$3,715,315	$3,908,778

CHINA SHENGDA PACKAGING GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in US$)

	Six Months Ended June 30,
	2013	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$1,601,675	$3,192,046
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization expenses	2,464,701	2,221,491
Deferred tax	(300,669)	(27,073)
Loss from disposal of property, plant and equipment	20,559	-
Change in operating assets and liabilities:
Restricted cash	3,730,288	(10,597,046)
Accounts and notes receivable	1,081,846	(2,000,508)
Inventories	(4,945,023)	1,938,675
Prepayments and other receivables	(1,627,764)	(712,774)
Accounts and notes payable	(8,074,364)	13,405,447
Amount due from(to) related party	237,425	260,826
Accrued expenses and other payables	1,674,009	1,323,720
Tax payables	(613,973)	(451,999)
Net cash (used in) provided by operating activities	(4,751,290)	8,552,805
Cash flows from investing activities
Purchase of property, plant and equipment	(3,285,327)	(10,417,503)
Prepayment paid for construction in progress	-	(1,252,821)
Proceeds from disposal of property, plant and equipment	12,814	-
Net cash used in investing activities	(3,272,513)	(11,670,324)
Cash flows from financing activities
Proceeds from short-term loan	3,235,879	6,668,579
Proceeds from long-term loan	-	4,485,578
Repayment of short-term loans	-	(13,319,514)
Investment from noncontrolling interests	-	209,228
Net cash flows provided by (used in) financing activities	3,235,879	(1,956,129)
Effect of foreign currency exchange rate fluctuation on cash and cash equivalents	150,103	140,795
Net changes in cash and cash equivalents	(4,637,821)	(4,932,853)
Cash and cash equivalents, beginning of period	11,903,937	19,294,089
Cash and cash equivalents, end of period	$7,266,116	$14,361,236
Cash paid during the period for:
Interest paid	$314,221	$329,692
Income taxes paid	$648,626	$535,413